EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2014 relating to the financial statements of Douglas Elliman Realty, LLC for the period ended December 13, 2013 and year ended December 31, 2012, which appears in Vector Group Ltd's Annual Report on Form 10‑K for the year ended December 31, 2014. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
December 31, 2015